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                                                                    EXHIBIT 23.3




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






We have issued our report dated January 28, 2000, except for Note 16 as to which the date is March 20, 2000, accompanying the consolidated financial statements of Franklin Bank, N.A. contained in the Registration Statement on Form S-4. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts".



/S/ GRANT THORNTON LLP

Southfield, Michigan
May 31, 2000